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                                                                    Exhibit 10.5

                            PHOSPHOR SUPPLY AGREEMENT

     This agreement (the "Supply Agreement"), entered into as of January l, 1999, by and among Spectra Science Corporation, a Delaware corporation having its principal place of business at 155 South Main Street, Suite 101, Providence, Rhode Island 02903 (hereinafter referred to as the "SUPPLIER"), and Technical Graphics, Inc., a New Hampshire corporation having its principal place of business at 50 Meadowbrook Industrial Drive, Milford, New Hampshire 03055 (hereinafter referred to as "TGI"),

                              W I T N E S S E T H:

     WHEREAS, the SUPPLIER possesses unique research and manufacturing capabilities necessary to develop and produce new, improved phosphor materials for use in [***];

     WHEREAS, in recognition of the SUPPLIER's unique capabilities with respect to research, customized materials development, and high purity manufacturing, TGI desires to enter into an exclusive arrangement with the SUPPLIER, and the SUPPLIER wishes to accept such an exclusive arrangement, pursuant to which the SUPPLIER will supply all of TGI's direct and indirect requirements during the TERM (as defined herein) for the MATERIALS (as defined herein) pursuant to the terms and conditions of this SUPPLY AGREEMENT; and

     WHEREAS, in consideration of the exclusivity of this arrangement, the SUPPLIER is willing during the TERM to conduct, and TGI wishes the SUPPLIER to conduct, an ongoing research and development program with respect to the development of new and/or improved MATERIALS (the "NEW MATERIALS") and to supply such NEW MATERIALS to TGI and [***];

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

     1.1 "FIELD" shall mean the incorporation of phosphorescent materials as [***].


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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     1.2 "MATERIALS" shall mean fluorescent and phosphorescent materials to be incorporated in [***].

     1.3 "NET WEB FOOT" of thread shall mean one web foot of unsliced thread at the historical TGI production yield [***] which meets the specifications to which an order relates, without allowance for any other waste consideration.

     1.4 "PRICE PER NET WEB FOOT" shall mean the price of the volume of MATERIALS necessary to produce one NET WEB FOOT of thread.

     1.5 "TERM" shall mean the three-year and nine month period commencing on the date of this SUPPLY AGREEMENT, together with any extensions thereto pursuant to Section 5.2 of this SUPPLY AGREEMENT.

                                   ARTICLE TWO

                           EXCLUSIVE SUPPLY; PRICING

     2.1 TGI shall, during the TERM, purchase from the SUPPLIER all of its respective direct and indirect requirements for MATERIALS, subject to the terms and conditions of this SUPPLY AGREEMENT.

     2.2 The SUPPLIER will supply the MATERIALS to TGI based on projections of specific volume requirements for specific time periods provided to the SUPPLIER with such reasonable lead times, and upon such other usual and customary commercial terms and conditions, as the parties shall hereafter agree. TGI shall use its best efforts to qualify phosphors provided by the SUPPLIER. The SUPPLIER agrees not to sell MATERIALS to any other [***] thread supplier unless and until such third party has been approved as a supplier by [***].

     2.3 TGI will provide the SUPPLIER with a supply proposal for a specific time frame with detailed specifications outlining the actual required characteristics of any MATERIALS to be purchased by it within a reasonable time prior to any requested delivery date.

     2.4 Such specifications shall include a specification as to the amount of MATERIALS required in the contemplated production process for the manufacture of a web foot of thread. The specifications will be no more stringent as to product properties than are required to meet the [***] specifications or to meet Crane & Co., Inc.'s paper reprocessing requirements and TGI's processing requirements. If the SUPPLIER's MATERIALS fail to meet either of these requirements, and it is necessary to purchase phosphor from a third party, TGI shall have the right to purchase the replacement phosphors from a third party only until such time as the SUPPLIER is able to meet or exceed TGI's requirements.


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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     2.5 Based on such specifications, and within 30 days of the receipt thereof by the SUPPLIER from TGI, the SUPPLIER will submit to TGI a supply proposal for the specified quantity of MATERIALS and pricing, as follows:

          (a) For [***]. SUPPLIER will bill TGI based upon pounds of pigment shipped and at a price that directly relates to the percentage loading of the pigment to the Bostik adhesive, as collectively agreed to by both the SUPPLIER and TGI. SUPPLIER will provide forecasts of increases in the costs of materials expected during the term of the contract, and TGI shall use its best efforts in good faith in its initial negotiations with the [***] to pass along such price increase under the applicable government contract. SUPPLIER may increase the supply price for MATERIALS charged to TGI to the extent TGI is successful in passing along such price increase under the applicable government contract. Any product specification changes or contractual changes between TGI and the [***] that would lead to a renegotiation between TGI and the [***] would allow for a renegotiation between TGI and the SUPPLIER as to price and other factors.

          (b) For MATERIALS or NEW MATERIALS supplied for any other purpose, where the SUPPLIER submits a bid price greater than [***] per NET WEB FOOT of thread, TGI shall have the right to solicit bids from other third party suppliers, but shall not accept, in lieu of the SUPPLIER's bid, any third-party bid which specifies a price higher than or equal to the bid submitted by the SUPPLIER for MATERIALS of comparable quality, in TGI's reasonable judgment, unless so directed by [***].

          (c) If pre-dispersed materials are provided by the SUPPLIER to TGI, the SUPPLIER shall be reimbursed for the cost of any carrier materials (e.g., Bostik, Extender varnish) that the SUPPLIER shall have reasonably deemed necessary, and the PRICE PER NET WEB FOOT for purposes of this Section 2.5 shall not be deemed to include the cost of such carrier material.

     2.6 The SUPPLIER shall maintain a secure inventory of MATERIALS sufficient to meet five months' requirements for TGI (based on average requirements over prior months). In the event that the SUPPLIER is unable to manufacture and supply MATERIALS to TGI for a continuous period of sixty (60) days or more, then TGI may, upon thirty (30) days' written notice to the SUPPLIER, manufacture or cause a third party to manufacture the MATERIALS, subject to the terms of this subsection 2.7. No later than thirty (30) days after receipt of such written notice, the SUPPLIER shall provide TGI with all formulas, synthesis procedures, equipment lists, reagent suppliers, and other information proprietary to the SUPPLIER which is necessary in the SUPPLIER's judgment to synthesize the MATERIALS (collectively, the "MATERIALS KNOW-HOW"); provided, however, that:

          (a) Prior to releasing any MATERIALS KNOW-HOW to TGI, the SUPPLIER shall first have the opportunity at its option to arrange tollhouse manufacturing through a third party of SUPPLIER's choice reasonably acceptable to TGI;


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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          (b) In the event that TGI intends to cause a third party to manufacture and supply MATERIALS, TGI shall give the SUPPLIER notice of such intent, and the SUPPLIER shall then negotiate directly with such third party as to the manufacture and supply of the MATERIALS to TGI on behalf of the SUPPLIER;

          (c) The use of the MATERIALS KNOW-HOW by TGI or by any third-party supplier hereunder shall be strictly limited to manufacture for and supply of the MATERIALS to TGI during the shorter of the period when the SUPPLIER is unable to manufacture and supply the MATERIALS to TGI or the minimum acceptable time period required by the third-party supplier;

          (d) TGI may not provide the MATERIALS KNOW-HOW to any third party, whether as a supplier or for any other reason, without the express written consent of the SUPPLIER. The confidentiality provisions of Article IV of this Agreement shall govern the use of the MATERIALS KNOW-HOW by TGI and no third party shall be provided any MATERIALS KNOW-HOW unless it enters into a confidentiality agreement for the benefit of the SUPPLIER on substantially the terms set forth in Article IV hereof; and

          (e) TGI's right to manufacture the MATERIALS or cause a third party to do the same by means of the MATERIALS KNOW-HOW shall in any case not extend beyond the earliest of (i) the termination of this Agreement for any reason;
(ii) cure by the SUPPLIER of its inability to manufacture the MATERIALS at any time prior to termination of this Agreement; or (iii) completion of the minimum acceptable time period required by the third-party supplier.

Notwithstanding anything to the contrary in this Section 2.6, TGI shall not, prior to giving SUPPLIER written notice of its intent to manufacture or cause a third party to manufacture the MATERIALS, be required to observe the cure periods set forth above, in the event that SUPPLIER's inability to manufacture the MATERIALS results from SUPPLIER's having been adjudged bankrupt, or having become insolvent, or having made an assignment for the benefit of creditors, or having been placed in the hands of a receiver or a trustee in bankruptcy.

                                  ARTICLE THREE

                               DEVELOPMENT PROGRAM

     3.1 The SUPPLIER hereby agrees to use commercially reasonable efforts to conduct, on an ongoing basis throughout the TERM, research and development activities for the purpose of developing and improving NEW MATERIALS (the "DEVELOPMENT PROGRAM") useful to TGI in the FIELD.

     3.2 The SUPPLIER shall bear the expenses of the DEVELOPMENT PROGRAM.

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     3.3 The SUPPLIER shall keep TGI informed of the progress of the DEVELOPMENT
PROGRAM and the development of any NEW MATERIALS resulting therefrom to the extent necessary for TGI to determine the suitability of any such NEW MATERIALS for usage by TGI or its [***] in the FIELD; provided, however, that all intellectual property rights with respect to NEW MATERIALS shall remain with the SUPPLIER, and the terms of Article IV hereof shall be binding on TGI with respect to any disclosures made to it with respect to NEW MATERIALS.

     3.4 The provisions of Section 2.5(b) of this SUPPLY AGREEMENT shall apply to the supply by the SUPPLIER to TGI of any NEW MATERIALS developed pursuant to the DEVELOPMENT PROGRAM.

                                  ARTICLE FOUR

                                 CONFIDENTIALITY

     4.1 The parties hereto each recognize and hereby acknowledge that in the performance of this SUPPLY AGREEMENT, each party and its employees and/or agents may have access to secret or proprietary information owned and controlled by the other party. The parties agree that all such information acquired by one party (hereinafter the "RECEIVING PARTY") shall remain the disclosing party's exclusive property and the RECEIVING PARTY shall keep and have its employees and/or agents keep any and all such information confidential and shall not copy, publish, or disclose it to others or authorize its employees, agents, or anyone else to copy, publish, or disclose it to others, without the disclosing party's prior written approval.

     4.2 All such tangible information shall be returned to the SUPPLIER upon request or upon termination of this SUPPLY AGREEMENT.

                                  ARTICLE FIVE

                                TERM; TERMINATION

     5.1 This SUPPLY AGREEMENT shall terminate on September 30, 2002, unless the TERM hereof shall have been extended pursuant to Section 5.2 or in the event of earlier termination pursuant to Section 5.3

     5.2 The TERM of this SUPPLY AGREEMENT may be extended by mutual consent beyond September 30, 2002, provided that the parties have agreed upon the length of time by which the TERM is to be extended and any changes to the PRICE PER NET WEB FOOT to apply during the extended TERM and have provided each other written notice of such agreement.

     5.3 If either the SUPPLIER, on the one hand, or TGI, on the other hand, shall be in default of any material obligation hereunder, or shall be adjudged bankrupt, or become insolvent,


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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or make an assignment for the benefit of creditors, or be placed in the hands of a receiver or a trustee in bankruptcy, the other party may terminate this SUPPLY AGREEMENT by giving sixty (60) days notice to the first party, specifying the basis for termination. If within sixty (60) days after the receipt of such notice, the party receiving notice shall remedy the condition forming the basis for termination, such notice shall cease to be operative and this SUPPLY AGREEMENT shall continue in full force.

     5.4 Termination or expiration of this SUPPLY AGREEMENT for any reason will not affect: (i) obligations, including the payment of any monies hereunder, which have accrued as of the date of termination or expiration; (ii) any materials supply requirements under Article II which have been contracted for as of the date of termination or expiration; (iii) intellectual property rights under Section 3.3 hereof; and (iv) confidentiality obligations under Article IV hereof, which shall survive termination or expiration.

                                   ARTICLE SIX

                                  MISCELLANEOUS

     6.1 Dispute Resolution. In the event of any controversy or claim arising out of or relating to any provision of this SUPPLY AGREEMENT or the breach thereof, the parties shall try to settle their differences amicably between themselves. Any such controversy or claim which the parties are unable to resolve shall initially be submitted for review and resolution by the Chief Executive Officers of the SUPPLIER and TGI prior to the initiation by either party of any legal action.

     6.2 Severability. If any part, term, or provision of this SUPPLY AGREEMENT shall be found invalid or unenforceable under any valid controlling law, the SUPPLY AGREEMENT shall be construed as if the invalid or unenforceable provisions had been deleted, and the SUPPLY AGREEMENT shall be deemed modified to the extent necessary to render the surviving provisions enforceable to the fullest extent permitted by law. In the event the legality of any provision of this SUPPLY AGREEMENT is otherwise brought into question because of a decision by a court of competent jurisdiction, the SUPPLIER, on the one hand, or TGI, on the other hand, by written notice to and agreement with the other party, may revise the provision in question or may delete it entirely so as to comply with the decision of the court.

     6.3 Governing Law. This SUPPLY AGREEMENT shall be construed and governed according to the laws of the Commonwealth of Massachusetts. The courts and authorities of the Commonwealth of Massachusetts shall have exclusive jurisdiction over all controversies that may arise under or in relation to this SUPPLY AGREEMENT and the execution and interpretation thereof and compliance therewith.

     6.4 Force Majeure. Neither party shall be responsible to the other for any failure or delay in performing any of its obligations under this SUPPLY AGREEMENT if such delay or nonperformance is caused by strike, labor stoppage, lockout or other labor trouble, fire, flood,

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accident, act of God or of the Government, or by other cause unavoidable or beyond the control of such party, provided that prompt notice is given of the cause of the delay or nonperformance and diligent continuing efforts are made to resume performance.

     6.5 Nonassignability. This SUPPLY AGREEMENT shall not be assignable by either party hereto, except to a wholly-owned subsidiary or to a successor to all or substantially all of such party's business, without the prior written consent of the other party.

     6.6 Entire Agreement; Modification. This SUPPLY AGREEMENT constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. No license rights shall be created by implication or estoppel. No modification or amendment hereof shall be valid or binding upon the parties hereto unless made in writing and duly executed on behalf of both parties.

     6.7 Waiver. No actual waiver of breach or default by a party of any provision of this SUPPLY AGREEMENT shall be deemed or construed to be a waiver of any succeeding breach or default of the same or any other provision.

     6.8 Notices. Notices, where permitted or required hereunder, shall be sufficiently given if sent by Certified Mail, return receipt requested and postage prepaid, or if delivered by hand, if sent by confirmed facsimile transmission with a copy deposited in the U.S. mails, first class and postage prepaid, or if sent by overnight courier:

     If to the SUPPLIER, to:

SPECTRA SCIENCE CORPORATION
55 South Main Street, Suite 101
Providence, RI 02903
Attention: President

     with a copy to:

Kenneth S. Boger, Esquire
Warner & Stackpole LLP
75 State Street
Boston, MA 02109

     If to TGI, to:

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TECHNICAL GRAPHICS, INC.
50 Meadowbrook Industrial Drive
Milford, NH 03055
Attention: President

     with a copy to:

James Hood, Esquire
Peabody & Brown
889 Elm Street
Manchester, NH 03101

Notices so given shall be deemed to have been received by the addressee on the fourth day after deposit as Certified Mail, on the day after dispatch by overnight courier, and on the day of delivery by hand or the day of transmittal by facsimile transmission.

     IN WITNESS WHEREOF, the parties hereby execute this Agreement, in triplicate, through the representatives listed below:

ACCEPTED AND AGREED TO BY:

SPECTRA SCIENCE CORPORATION                     TECHNICAL GRAPHICS, INC.
155 South Main Street                           50 Meadowbrook Industrial Drive
Providence, RI 02903                            Milford, NH 03055


By /s/ Nabil M. Lawandy                         By /s/ Illegible
   -----------------------------                   -----------------------------

Date Signed: April/21/99                        Date Signed: April 20, 1999

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